Exhibit 99.1

Sientra Issues Statement Regarding Silimed Manufacturing Facilities

SANTA BARBARA, Calif., October 23, 2015 — Sientra, Inc. (NASDAQ:SIEN), a medical aesthetics company, today issued the following statement regarding a recent development at Silimed’s manufacturing facilities:

We are aware of a fire in one of the two manufacturing buildings at Silimed, and are in contact with Silimed in order to assess the situation. Our thoughts are with the entire Silimed team. Our management team is working diligently to get answers and we will share additional information when it is available.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company committed to making a difference in patients’ lives by enhancing their body image, growing their self-esteem and restoring their confidence. The Company was founded to provide greater choice to board-certified plastic surgeons and patients in need of medical aesthetics products. The Company has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company sells its breast implants and breast tissue expanders exclusively to board-certified and board-admissible plastic surgeons and tailors its customer service offerings to their specific needs. The Company also offers a range of other aesthetic and specialty products.

Contact

Investor Contacts:

The Ruth Group

Nick Laudico

(646) 536-7030

IR@Sientra.com

Media Contacts:

Joele Frank, Wilkinson Brimmer Katcher

Daniel Katcher / Kelly Sullivan / Alyssa Cass

(212) 355-4449

###